UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-54466153
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

260 Franklin Street, 6th Floor
Boston, MA	02110
(Address of principal executive offices)	(Zip Code

Securities to be registered pursuant to Section 12(B) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered
Common stock, $0.01 par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check in following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-196798 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

I tem 1.       Description of Registrant's Securities to be Registered.

The description of the common stock, $0.01 par value per share (“common stock”), of Plymouth Industrial REIT, Inc. (the "Registrant”), included under the heading "Description of Capital Stock" in the prospectus forming part of the Registrant’s Registration Statement on Form S-11 (File No. 333-196798), initially filed with the Securities and Exchange Commission (the "Commission") on June 16, 2014, as amended (the "Registration Statement"), is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, information relating to the Registrant’s common stock under the heading “Material Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2.       Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: June 2, 2017	By: /s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer